Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.1

Adamis Pharmaceuticals Announces Proposed Public Offering of
Common Stock

San Diego, California, April 20, 2017 — Adamis Pharmaceuticals Corporation (NASDAQ: ADMP), a specialty biopharmaceutical company focused on developing and commercializing products in the therapeutic areas of respiratory disease and allergy, announced today that it intends to offer to sell shares of its common stock in an underwritten public offering. The company expects to grant the underwriters of the offering a 30-day option to purchase up to an additional 15% of the number of shares of common stock offered in the public offering to cover over-allotments, if any. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Raymond James & Associates, Inc. will act as the sole book-running manager for the proposed offering, and Maxim Group LLC will act as a co-manager for the offering.

The company intends to use the net proceeds of the offering for general corporate purposes, which may include, without limitation, expenditures relating to research, development and clinical trials relating to the company’s products and product candidates, capital expenditures, hiring additional personnel, acquisitions of new technologies or products, the repayment, refinancing, redemption or repurchase of existing or future indebtedness or capital stock and working capital.

The securities described above will be offered by the company pursuant to a “shelf” registration statement on Form S-3 (File 333-196976) previously filed with and declared effective by the Securities and Exchange Commission (SEC) on July 2, 2014. A preliminary prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida, or by telephone at (800) 248-8863, or e-mail at prospectus@raymondjames.com, or by accessing the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Adamis Pharmaceuticals Corporation

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company focused on developing and commercializing products in the therapeutic areas of respiratory disease and allergy. The company’s current specialty pharmaceutical product candidates include Epinephrine Injection pre-filled syringe product for use in the emergency treatment of acute allergic reactions, including anaphylaxis; albuterol (APC-2000) and fluticasone (APC-4000) dry powder inhaler products for the treatment of bronchospasm and asthma; and beclomethasone (APC-1000), a metered dose inhaler product for the treatment of asthma. The Company’s U.S. Compounding, Inc. subsidiary, which is registered as a drug compounding outsourcing facility under Section 503B of the U.S. Food, Drug & Cosmetic Act and the U.S. Drug Quality and Security Act, provides prescription compounded medications, including compounded sterile preparations and non-sterile compounds, to patients, physician clinics, hospitals, surgery centers and other clients throughout most of the United States. USC’s offerings broadly include, among others, injectable corticosteroids, hormone replacement therapies, hospital outsourcing formulations, urological preparations, ophthalmic preparations, topical compounds for pain and men’s and women’s health formulations.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed public offering and the intended use of proceeds from the offering and statements about the progress of the commercialization of the company’s epinephrine pre-filled syringe product and the development of the company’s product candidates. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. These forward-looking statements also are subject to risks, uncertainties and assumptions, including those detailed from time to time in the company’s filings with the SEC, and represent the company’s views only as of the date they are made and should not be relied upon as representing the company’s views as of any subsequent date. The company’s actual results may differ materially from those contemplated by these forward-looking statements. Except to the extent required by law, the company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

Contact Adamis

Mark Flather
Senior Director, Investor Relations &

Corporate Communications
(858) 412-7951
mflather@adamispharma.com

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